EXHIBIT 1
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                          AGREEMENT AND PLAN OF MERGER


                                      Among

                       EQUITY SECURITIES INVESTMENTS, INC.

                                  REALCO, INC.

                                       And

                            ESI ACQUISITION SUB, INC.





                                February 28, 2001


















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                                TABLE OF CONTENTS

                                                                            Page

RECITALS 1

Article 1THE MERGER............................................................1
         Section 1.01      The Merger..........................................1
         Section 1.02      Effective Time of the Merger........................1
         Section 1.03      Closing.............................................1
         Section 1.04      Effects of the Merger...............................2
         Section 1.05      Articles of Incorporation and Bylaws................2
         Section 1.06      Directors and Officers..............................2
         Section 1.07      Conversion of Shares................................2
         Section 1.08      Tax Consequences....................................3

Article 2EXCHANGE OF SHARES....................................................3
         Section 2.01      Exchange of Certificates............................3
         Section 2.02      Adjustments.........................................3

Article 3REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................3
         Section 3.01      Organization........................................3
         Section 3.02      Capitalization......................................4
         Section 3.03      Authority Relative to This Agreement................4
         Section 3.04      Consents and Approvals..............................5
         Section 3.05      No Conflict.........................................5
         Section 3.06      Financial Statements................................5
         Section 3.07      Absence of Certain Changes..........................5
         Section 3.08      No Undisclosed Liabilities..........................6
         Section 3.09      No Default or Violation.............................6
         Section 3.10      Litigation..........................................6
         Section 3.11      Licenses and Permits................................6
         Section 3.12      Taxes...............................................7
         Section 3.13      ERISA...............................................7
         Section 3.14      Labor and Employment Matters........................8
         Section 3.15      Title to Assets.....................................8
         Section 3.16      Material Contracts..................................8
         Section 3.17      Intellectual Property...............................9
         Section 3.18      Change in Control...................................9
         Section 3.19      Contracts with Affiliates...........................9

Article 4REPRESENTATIONS AND WARRANTIES OF  PARENT AND ACQUISITION SUB........10
         Section 4.01      Organization.......................................10
         Section 4.02      Capitalization.....................................10
         Section 4.03      Authority Relative to this Agreement...............11
         Section 4.04      Consents and Approvals.............................11
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         Section 4.05      No Conflict........................................12
         Section 4.06      Reports............................................12
         Section 4.07      Absence of Certain Changes.........................12
         Section 4.08      No Undisclosed Liabilities.........................13
         Section 4.09      No Default or Violation............................13
         Section 4.10      Litigation.........................................13
         Section 4.11      Licenses and Permits...............................13
         Section 4.12      Taxes..............................................13
         Section 4.13      ERISA..............................................14
         Section 4.14      Labor and Employment Matters.......................14
         Section 4.15      Title to Assets....................................15
         Section 4.16      Material Contracts.................................15
         Section 4.17      Intellectual Property..............................16
         Section 4.18      Interim Operations of Acquisition Sub..............16
         Section 4.19      Change in Control..................................16
         Section 4.20      Contracts with Affiliates..........................16
         Section 4.21      No Applicable State Takeover Statutes..............16

Article 5COVENANTS............................................................17
         Section 5.01      Conduct of Businesses Pending Closing..............17
         Section 5.02      Additional Covenants of the Company................19
         Section 5.03      Additional Covenants of Parent.....................19
         Section 5.04      Access to Information..............................19
         Section 5.05      Further Action; Best Efforts.......................20
         Section 5.06      Affiliates.........................................20
         Section 5.07      Indemnification and Insurance......................20
         Section 5.08      Certain Benefits...................................21
         Section 5.09      Brokers or Finders.................................22

Article 6CONDITIONS...........................................................22
         Section 6.01      Conditions to Each Party's Obligation to Effect the
                            Merger............................................22
         Section 6.02      Conditions of Obligations of Parent and Acquisition
                            Sub...............................................23
         Section 6.03      Conditions of Obligations of the Company...........25

Article 7TERMINATION AND AMENDMENT............................................27
         Section 7.01      Termination........................................27
         Section 7.02      Effect of Termination..............................27
         Section 7.03      Amendment..........................................27
         Section 7.04      Extension; Waiver..................................27

Article 8POST CLOSING COVENANTS...............................................28
         Section 8.01      Stockholders Meeting...............................28
         Section 8.02      Information in Disclosure Documents................28
         Section 8.03      Listing of Shares on Nasdaq........................28
         Section 8.04      Income Tax Returns.................................28


Article 9MISCELLANEOUS........................................................28
         Section 9.01      Non-survival of Representations and Warranties.....28
         Section 9.02      Notices............................................28
         Section 9.03      Descriptive Headings...............................29
         Section 9.04      Counterparts.......................................29
         Section 9.05      Entire Agreement; Assignment.......................29
         Section 9.06      Governing Law......................................30
         Section 9.07      Specific Performance...............................30
         Section 9.08      Expenses...........................................30
         Section 9.09      Publicity..........................................30
         Section 9.10      Parties in Interest................................30


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                              LIST OF DEFINED TERMS

                                                             Section Where Found
Acquisition Sub.....................................................Introduction
Articles of Merger..................................................Section 1.02
Closing.............................................................Section 1.03
Closing Date........................................................Section 1.03
Code................................................................Section 1.08
Company.............................................................Introduction
Company Benefit Plans............................................Section 3.13(a)
Company Disclosure Schedule.........................................Section 3.02
Company Financial Statements........................................Section 3.06
Company Intellectual Property.......................................Section 3.17
Company Material Adverse Effect.....................................Section 3.01
Company Permits.....................................................Section 3.11
Company Share....................................................Section 1.07(a)
Company Welfare Plans............................................Section 5.08(b)
Effective Time......................................................Section 1.02
ERISA............................................................Section 3.13(a)
Exchange Act........................................................Section 4.04
Governmental Entity.................................................Section 3.04
HSR Act.............................................................Section 3.04
IRS..............................................................Section 3.13(a)
Managers............................................................Section 5.07
Material Contracts..................................................Section 3.16
MBCA................................................................Section 1.01
Merger..............................................................Section 1.01
NASD................................................................Section 3.04
Parent..............................................................Introduction
Parent Benefit Plans.............................................Section 4.13(a)
Parent Common Shares.............................................Section 4.02(a)
Parent Disclosure Schedule..........................................Section 4.02
Parent Intellectual Property........................................Section 4.14
Parent Material Adverse Effect......................................Section 4.01
Parent Permits......................................................Section 4.11
Parent Preferred Shares..........................................Section 4.02(a)
Parent SEC Reports..................................................Section 4.06
Parent Stock Plans..................................................Section 4.02
Primary Company Opinion..........................................Section 6.02(e)
Primary Parent Opinion...........................................Section 6.03(e)
Proxy Statement.....................................................Section 8.01
Securities Act......................................................Section 3.04
Series D Preferred Shares........................................Section 1.07(a)
Surviving Corporation...............................................Section 1.01
Taxes...............................................................Section 3.12
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is entered into as of February 28, 2001, by and among Equity Securities Investments, Inc., a Minnesota corporation (the "Company"), Realco, Inc., a New Mexico corporation ("Parent"), and ESI Acquisition Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Acquisition Sub").

                                    RECITALS

     A. The Boards of Directors of Parent and the Company each have determined that it is in the best interests of their respective companies and shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement.

     B. Simultaneously with the execution of this Agreement, the shareholders of the Company have approved this Agreement and the Merger (as defined in Section 1.01) of Acquisition Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    Article 1
                                   THE MERGER

     Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Acquisition Sub shall be merged with and into the Company in accordance with this Agreement and the relevant provisions of the Minnesota Business Corporation Act (the "MBCA"), and the separate existence of Acquisition Sub shall cease (the "Merger"). The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

     Section 1.02 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, articles of merger (the "Articles of Merger") providing for the Merger of Acquisition Sub with and into the Company shall be duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of the State of Minnesota for filing on the Closing Date (as defined in Section 1.03). The Merger shall become effective as of the date and at such time as the Articles of Merger are filed with the Secretary of State of the State of Minnesota or at such subsequent date or time as shall be agreed by the Company and Parent and specified in the Articles of Merger and in accordance with the MBCA (the time the Merger becomes effective pursuant to the MBCA being referred to herein as the "Effective Time").

     Section 1.03 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article 6 hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Minneapolis, Minnesota time, on a date to be specified by the parties, which shall be no later than two business days after the satisfaction or waiver of the conditions to Closing contained in
Article 6 hereof, at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

     Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in the MBCA, including Section 302A.641 of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time the Surviving Corporation shall be a wholly owned subsidiary of Parent.



     Section 1.05 Articles of Incorporation and Bylaws

          (a) The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable laws.

(b) The Bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable laws.

     Section  1.06  Directors  and  Officers

          (a) The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

          (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     Section 1.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any of the following securities:

          (a) Each issued and outstanding share of Class A (voting) Common Stock par value $.01, of the Company and each issued and outstanding share of Class B (non-voting) Common Stock, par value $.01, of the Company (each, a "Company Share") (other than shares to be canceled in accordance with Section 1.07(b) hereof) shall be converted into the right to receive 689.4587 fully paid and non-assessable shares of Series D Preferred Stock of Parent ("Series D Preferred Shares"), i.e., an aggregate of 702 Company Shares shall be converted into the right to receive an aggregate of 484,000 Series D Preferred Shares of Parent.


Each Series D Preferred Share shall be convertible into three Parent Common Shares (as defined in Section 4.02(a), but only if and when such conversion is approved by the stockholders of Parent. The rights, preferences and privileges of the Series D Preferred Shares shall be a set forth in Appendix A hereto.

          (b) Each Company Share held by Parent or any subsidiary of Parent shall be canceled and retired and cease to exist.

          (c) Each issued and outstanding share of the capital stock of Acquisition Sub shall be converted into and become one fully paid and non-assessable share of Class A (voting) Common Stock of the Surviving Corporation.


     Section 1.08 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                    Article 2
                               EXCHANGE OF SHARES

     Section 2.01 Exchange of Certificates. At the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Company Shares shall surrender such certificate or certificates to Parent, and Parent shall deliver to each such holder a certificate or certificates representing the aggregate number of Series D Preferred Shares of Parent issuable to such holder pursuant to Section 1.07(a) in exchange for Company Shares.


     Section 2.02 Adjustments. If, between the date of this Agreement and the Effective Time, either the Company Shares, the Series D Preferred Shares or the Parent Common Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Series D Preferred Shares of Parent into which the Company Shares will be converted in the Merger shall be correspondingly adjusted to eliminate the effects of such event.


                                    Article 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Acquisition Sub as follows:

     Section 3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Company Material Adverse Effect. For purposes of this Agreement, a "Company
Material Adverse Effect" shall mean any change or effect that is materially adverse to the business, operations or financial condition of the Company taken as a whole. The Company has heretofore delivered to Parent accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of the Company. The Company has no subsidiaries.

     Section 3.02 Capitalization

            (a) The  authorized  capital  stock of the  Company  consists of One
Million (1,000,000) shares of capital stock, of which 250,000 shares are Class A (Voting) Common Shares, 250,000 shares are Class B (Non-voting) Common Shares, and 500,000 shares are undesignated as to class or series. At December 31, 2000, an aggregate of 702 Company Shares were issued and outstanding, of which 85 were Class A Common Shares and 617 were Class B Common Shares. All the issued and outstanding Company Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth above or in Section 3.02 of the Company disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), as of December 31, 2000, there were no options, warrants or other rights outstanding to acquire any Company Shares. Since
December 31, 2000, the Company has not issued any shares of its capital stock (nor securities substantially equivalent to capital stock). Except as set forth above or in Section 3.02 of the Company Disclosure Schedule, or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities.

            (b) Except as set forth in Section 3.02 of the Company Disclosure Schedule, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company is a party or is bound with respect to the voting of the capital stock of the Company. Except as disclosed in Section 3.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. Except as set forth above or in Section 3.02 of the Company Disclosure Schedule, there are no persons or entities in which the Company has any voting rights or equity interests.

     Section 3.03 Authority Relative to This Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, this Agreement has been approved and adopted by the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.04 Consents and Approvals. Except for applicable requirements of the Securities Act of 1933 (the "Securities Act"), state Blue Sky laws, the National Association of Securities Dealers, Inc. (the "NASD"), and the filing and recordation of the Articles of Merger, as required by the MBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("Governmental Entity"), is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Without limiting the foregoing, no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     Section 3.05 No Conflict. Except as set forth in Section 3.05 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.06 Financial Statements. The Company has heretofore delivered to Parent copies of the Company's audited financial statements as of December 31, 1999, and for the year then ended, and its unaudited financial statements as of September 30, 2000, and for the nine months then ended (collectively, the "Company Financial Statements"). Each of the balance sheets (including the related notes) included in the Company Financial Statements fairly presents the financial position of the Company as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of the Company for the respective fiscal periods, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal year end adjustments. Each of the Company Financial Statements (including the related notes) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and except that the unaudited statements do not include the related notes.

     Section 3.07 Absence of Certain Changes. Except as set forth in the Company Financial Statements or Section 3.07 of the Company Disclosure Schedule, since December 31, 1999, the Company has not taken any of the actions set forth in
Section 5.01(b) to Section 5.01(h), suffered any adverse changes in its business, operations or financial condition which are material to the Company (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice and other than in connection with the Company's exploration of alternatives leading to the execution of this Agreement.

     Section 3.08 No Undisclosed Liabilities. Except as and to the extent set forth in the Company Financial Statements or Section 3.08 of the Company Disclosure Schedule, the Company did not have at December 31, 1999, any liabilities not reflected on a balance sheet of the Company. Except as and to the extent set forth in such Company Financial Statements or such Schedule, since December 31, 1999, the Company has not incurred any liabilities material to the business, operations or financial condition of the Company, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

     Section 3.09 No Default or Violation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, the Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or its Bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, which defaults or violations would, in the aggregate, have a Company Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10 Litigation. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, there is no action, suit, proceeding, review or, to the knowledge of the Company, investigation pending nor, to the knowledge of the Company, is any such action, suit, proceeding, review or investigation threatened involving the Company, at law or in equity, or before any Governmental Entity which in the aggregate are reasonably likely to have a Company Material Adverse Effect.

     Section 3.11 Licenses and Permits. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Company Permits"), except for failures to hold such Company Permits which would not, in the aggregate, have a Company Material Adverse Effect. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect. The businesses of the Company are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which in the aggregate do not and would not have a Company Material Adverse Effect.

     Section 3.12 Taxes. The Company has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and the Company has duly paid, caused to be paid or made adequate provision for the payment of all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. The federal income tax returns required to be filed by the Company have not been examined by the IRS, and the period during which any assessments may be made by the IRS has not expired. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Financial Statements, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Company Material Adverse Effect, other than those heretofore paid or provided for. Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of the Company. For purposes of this Section 3.12 and Section 4.12 below, "Taxes" shall mean all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.



     Section 3.13 ERISA

            (a) With respect to each employee benefit plan (including without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Company Benefit Plans"), maintained or contributed to by the Company, the Company has made available to Parent a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA. None of the Company Benefit Plans are multi-employer plans within the meaning of Section 3(37) of ERISA. Each of the Plans covered by ERISA
(a) has been operated in all material respects in accordance with ERISA, (b) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (c) has met the minimum funding standards of Section 412 of the Code. No material Reportable Event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any Plan. Since the enactment of ERISA, the Company has not terminated any pension plan or withdrawn from any multi-employer pension plan.

            ( b) With respect to the Company Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of the Company there exists no condition or set of circumstances which are reasonably likely to occur in connection with which the Company would be subject to any liability, that would have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

            (c) Except as set forth in Section 3.13 of the Company Disclosure Schedule, with respect to the Company Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Company Financial Statements, which obligations are reasonably likely to have a Company Material Adverse Effect.

     Section 3.14 Labor and Employment  Matters.  Except as set forth in Section
3.14 of the Company Disclosure Schedule, (a) the Company is not a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization; and (b) there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     Section 3.15 Title to Assets

            (a) Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all leased and owned real properties of the Company. The Company has good and marketable title to all of its real and personal properties and assets reflected on the balance sheet of the Company at September 30, 2000 (the "September 2000 Balance Sheet"), free and clear of all liens except for (i) liens which secure indebtedness which is properly reflected in the September 2000 Balance Sheet; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the September 2000 Balance Sheet, provided that the obligations secured by such liens are not delinquent; and (iv) such imperfections of title and liens, if any, as individually or in the aggregate would not have a Company Material Adverse Effect. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, the Company owns, or has valid leasehold interests in, all properties and assets used by it in the conduct of its business, except where the absence of such ownership or leasehold interests would not individually or in the aggregate have a Company Material Adverse Effect.

            (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, the Company does not have any legal obligation, absolute or contingent, to any other person to sell or dispose of any of its assets, other than orders for sale of inventory in the ordinary course of business, with an aggregate value in excess of $100,000.

     Section 3.16 Material Contracts. Section 3.16 of the Company Disclosure Schedule sets forth a list as of the date hereof of all (i) contracts for borrowed money or guarantees thereof, (ii) contracts involving any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions (each a "Derivative" and collectively, "Derivatives"), (iii) contracts containing covenants by the Company restricting its ability or the ability of any affiliates of the Company to engage in any line of business, (iv) contracts involving the sale, disposition or licensing of other material assets of the Company (including intellectual property), (v) contracts involving the investment, including by way of capital contribution, loan or advance, by the Company in any other person, firm or entity, other than cash and cash equivalents and other than investments no longer owned by the Company, and (vi) other contracts under which the unpaid liability of the Company is $100,000 or more or are otherwise material (all contracts described in each of the categories (i) through (vi) above, "Material Contracts"). All Material Contracts to which the Company is a party or by which any of its assets are bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except where the failure to be so valid and binding, in full force and effect or enforceable would not individually or in the aggregate have a Company Material Adverse Effect. There is not under any such Material Contract, any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company, or to the knowledge of the Company, any other party, other than any such defaults or events which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     Section 3.17 Intellectual Property. The Company has and will, after giving effect to the Merger, have to the same extent and on the same terms as prior to the Closing, valid rights to use, whether through ownership, licensing or otherwise, all intellectual property (including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit the Company to conduct its businesses as now operated (the "Company Intellectual Property"). Except as set forth in Section 3.17 of the Company Disclosure Schedule, no claim is pending or, to the knowledge of the Company, threatened to the effect that the present or past operations of the Company infringe upon or conflict with the rights of others with respect to any Company Intellectual Property and no claim is pending or threatened to the effect that any of the Company Intellectual Property is invalid or unenforceable. No contract, agreement or understanding with any party exists which would impede or prevent the continued use by the Company of the entire right, title and interest of the Company in and to the Company Intellectual Property.

     Section 3.18 Change in Control. Except as set forth in Section 3.18 of the Company Disclosure Schedule, the Company is not a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision.

     Section 3.19 Contracts with Affiliates. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there are no agreements or understandings between the Company, on the one hand, and any affiliates of the Company, on the other hand.

                                    Article 4
                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

   Parent and Acquisition Sub represent and warrant to the Company as follows:

     Section 4.01 Organization. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Parent Material Adverse Effect. For purposes of this Agreement, a "Parent Material Adverse Effect" shall mean any change or effect that is materially adverse to the business, operations or financial condition of Parent and its subsidiaries taken as a whole. Parent has heretofore delivered to the Company accurate and complete copies of the charter and bylaws, as currently in effect, of Parent and each of its subsidiaries.

     Section 4.02 Capitalization

            (a) The authorized capital stock of Parent consists of Fifty Million (50,000,000) shares of common stock, no par value, ("Parent Common Shares") and Five Hundred Thousand (500,000) shares of Preferred Stock, no par value ("Parent Preferred Shares"). At December 31, 2000, there were issued and outstanding an aggregate of 3,388,142 Parent Common Shares and no Parent Preferred Shares. All of the issued and outstanding Parent Common Shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of December 31, 2000, 205,000 Parent Common Shares were issuable upon exercise of options, at a weighted average exercise price of $3.09 (exercise prices ranged from $2.40 to $3.45 per share), pursuant to Parent's stock option plan(s) (such plans are referred to herein collectively as the "Parent Stock Plans"). Section 4.02(a) of the disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule") sets forth each other share of capital stock (or security substantially equivalent to capital stock) of Parent issued or outstanding and each other subscription, option, warrant, call, right, convertible security or other agreement or commitment of any character obligating Parent to issue, transfer or sell any security, and, as to each such security, agreement or commitment, the average conversion or exercise price thereof, a range of the conversion or exercise prices and the effects of the Merger and the other transactions contemplated hereby on such security, agreement or commitment, including pursuant to anti-dilution provisions thereof. All Series D Preferred Shares that are to be issued pursuant to the Merger or the other transactions contemplated hereby (and, assuming that the stockholders of Parent approve the conversion of the Series D Preferred Shares into Parent Common Shares, all Parent Common Shares issuable upon conversion of the Series D Preferred Shares) will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. Since December 31, 2000, Parent has not issued any shares of its capital stock (or securities substantially equivalent to capital stock) except upon exercise of options pursuant to Parent Stock Plans granted prior to such date. Except as set forth above or in Section 4.02(a) of the Parent Disclosure Schedule or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Parent to issue, transfer or sell any of its securities.

            (b) Section 4.02(b) of the Parent Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Parent. Except as disclosed in Section 4.02(b) of the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of each of Parent's subsidiaries have been validly issued and are fully paid and non-assessable and, except as set forth in Section 4.02(b) of the Parent Disclosure Schedule, are owned either by Parent or another of its subsidiaries free and clear of all liens, charges, claims or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of Parent's subsidiaries, or otherwise obligating Parent or any such subsidiary to issue, transfer or sell any such securities. Except as set forth in Section 4.02(b), there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Parent or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of Parent's subsidiaries. Except as set forth above or in Section 4.02(b) of the Parent Disclosure Schedule, there are no persons or entities (other than subsidiaries of Parent) in which Parent or any of its subsidiaries has any voting rights or equity interests.

     Section 4.03 Authority Relative to this Agreement. Each of Parent and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Acquisition Sub and by Parent as the sole stockholder of Acquisition Sub and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.04 Consents and Approvals. Except for applicable requirements of the Securities Act, Securities Exchange Act of 1934 (the ("Exchange Act"), state Blue Sky laws and the filing and recordation of a Articles of Merger, as required by the MBCA, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by Parent of the transactions contemplated by this Agreement. Without limiting the foregoing, no filing under the HSR Act is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

     Section 4.05 No Conflict. Except as set forth in Section 4.05 of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent or Acquisition Sub nor the consummation by Parent or Acquisition Sub of the transactions contemplated hereby nor compliance by Parent or Acquisition Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or bylaws of Parent or any of its subsidiaries or Acquisition Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.06 Reports. Parent has filed all required forms, reports and documents with the SEC since September 30, 1996 (collectively, the "Parent SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Except as set forth in Section 4.06 of the Parent Disclosure Schedule, none of such Parent SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective fiscal years, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     Section 4.07 Absence of Certain Changes. Except as set forth in the Parent SEC Reports or Section 4.07 of the Parent Disclosure Schedule, since September 30, 1999 neither Parent nor any of its subsidiaries has taken any of the actions set forth in Section 5.01(b) to Section 5.01(h), suffered any adverse changes in its business, operations or financial condition which are material to Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Parent operates, including changes due to actual or proposed changes in law or regulation) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

     Section 4.08 No Undisclosed Liabilities. Except as and to the extent set forth in the Parent SEC Reports, neither Parent nor any of its subsidiaries had at September 30, 1999 any liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its subsidiaries. Except as and to the extent set forth in such Parent SEC Reports, since September 30, 1999 neither Parent nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

     Section 4.09 No Default or Violation. Except as set forth in Section 4.09 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries, which defaults or violations would, in the aggregate, have a Parent Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.10 Litigation. Except as disclosed in the Parent SEC Reports or in Section 4.10 of the Parent Disclosure Schedule, there is no action, suit, proceeding, review or, to the knowledge of Parent or Acquisition Sub, investigation pending nor, to the knowledge of Parent or Acquisition Sub, is any such action, suit, proceeding, review or investigation threatened involving Parent or any of its subsidiaries, at law or in equity, or before any Governmental Entity which in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

     Section 4.11 Licenses and Permits. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective business (the "Parent Permits"), except for failures to hold such Parent Permits which would not, in the aggregate, have a Parent Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse Effect. The businesses of Parent and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which in the aggregate do not and would not have a Parent Material Adverse Effect.

     Section 4.12 Taxes. Parent and each of its subsidiaries has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and Parent has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. The federal income tax returns required to be filed by Parent have been examined by the IRS, or the period during which any assessments may be made by the IRS has expired, for all taxable years through 1996. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the Parent SEC Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Parent Material Adverse Effect, other than those heretofore paid or provided for. Except as set forth in Section
4.12 of the Parent Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of Parent or its subsidiaries.

     Section 4.13 ERISA

            (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Parent Benefit Plans"), maintained or contributed to by Parent or any of its subsidiaries, Parent has made available to the Company a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Parent Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Parent Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA.

            (b) With respect to the Parent Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of Parent or any of its subsidiaries, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which Parent or any of its subsidiaries would be subject to any liability that would have a Parent Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

            (c) Except as set forth in Section 4.13 of the Parent Disclosure Schedule, with respect to the Parent Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Parent or any of its subsidiaries, which obligations are reasonably likely to have a Parent Material Adverse Effect.

     Section 4.14 Labor and Employment  Matters.  Except as set forth in Section
4.14 of the Parent Disclosure Schedule, (a) neither the Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization; and
(b) there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Parent or any of its subsidiaries, or
(iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     Section 4.15 Title to Assets

            (a) Section 4.15(a) of the Parent Disclosure Schedule sets forth a complete and accurate list of all leased and owned real properties of Parent and its subsidiaries. Parent and its subsidiaries have good and marketable title to all of their respective real and personal properties and assets reflected on the balance sheet of Parent at September 30, 2000 (the "September 2000 Balance Sheet"), free and clear of all liens except for (i) liens which secure indebtedness which is properly reflected in the September 2000 Balance Sheet;
(ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the September 2000 Balance Sheet, provided that the obligations secured by such liens are not delinquent; and (iv) such imperfections of title and liens, if any, as individually or in the aggregate would not have a Parent Material Adverse Effect. Except as set forth in Section 4.15(a) of the Parent Disclosure Schedule, Parent and its subsidiaries own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their businesses, except where the absence of such ownership or leasehold interests would not individually or in the aggregate have a Parent Material Adverse Effect.

            (b) Except as set forth in Section 4.15(b) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or dispose of any of its assets, other than orders for sale of inventory in the ordinary course of business, with an aggregate value in excess of $100,000.

     Section 4.16 Material Contracts. Section 4.16 of the Parent Disclosure Schedule sets forth a list as of the date hereof of all (i) contracts for borrowed money or guarantees thereof, (ii) contracts involving any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions (each a "Derivative" and collectively, "Derivatives"), (iii) contracts containing covenants by Parent or any of its subsidiaries restricting its ability or the ability of any affiliates of Parent to engage in any line of business, (iv) contracts to purchase materials, supplies or other assets, other than purchase orders entered into in the ordinary course of business consistent with the customary past practice of Parent and other contracts involving obligations of less than $25,000 individually and $100,000 in the aggregate, (v) contracts with distributors, sub-distributors or sales agents for Parent or any of its subsidiaries or in which Parent or any of its subsidiaries acts as distributor or sales agent for others, (vi) contracts in which the surviving liability (including indemnities) of Parent or any of its subsidiaries could exceed $100,000 and involving the sale or other disposition by Parent or any of its subsidiaries of one or more business units, divisions or entities (including former subsidiaries); (vii) contracts involving the sale, disposition or licensing of other material assets of Parent or any of its subsidiaries (including intellectual property), other than the sale of inventory in the ordinary course of business, (vii) contracts involving the investment, including by way of capital contribution, loan or advance, by Parent or any of its subsidiaries in any other person, firm or entity, other than cash and cash equivalents and other than investments no longer owned by Parent or any of its subsidiaries, and (ix) other contracts under which the unpaid liability of Parent or any of its subsidiaries is $100,000 or more or are otherwise material (all contracts described in each of the categories (i) through (ix) above, "Material Contracts"). All Material Contracts to which Parent or any of its subsidiaries is a party or by which any of its assets are bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except where the failure to be so valid and binding, in full force and effect or enforceable would not individually or in the aggregate have a Parent Material Adverse Effect. There is not under any such Material Contract, any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by Parent or any of its subsidiaries, or to the knowledge of Parent, any other party, other than any such defaults or events which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

     Section 4.17 Intellectual Property. Parent has and will, after giving effect to the Merger, have to the same extent and on the same terms as prior to the Closing, valid rights to use, whether through ownership, licensing or otherwise, all intellectual property (including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit Parent and its subsidiaries to conduct their businesses as now operated (the "Parent Intellectual Property"). Except as set forth in
Section 4.17 of the Parent Disclosure Schedule, no claim is pending or, to the knowledge of Parent, threatened to the effect that the present or past operations of Parent or any subsidiary of Parent infringes upon or conflicts with the rights of others with respect to any Parent Intellectual Property and no claim is pending or threatened to the effect that any of the Parent Intellectual Property is invalid or unenforceable. No contract, agreement or understanding with any party exists which would impede or prevent the continued use by Parent and its subsidiaries of the entire right, title and interest of Parent and its subsidiaries in and to the Parent Intellectual Property.

     Section 4.18 Interim Operations of Acquisition Sub. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 4.19 Change in Control. Except as set forth in Section 4.19 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to any contract, agreement or understanding which contains a "change in control" or "potential change in control" provision.

     Section 4.20 Contracts with Affiliates. Except as set forth in Section 4.20 of the Parent Disclosure Schedule, there are no agreements or understandings between Parent and its subsidiaries, on the one hand, and any affiliates of Parent (other than subsidiaries of Parent), on the other hand.

     Section 4.21 No Applicable State Takeover Statutes. There are no provisions of the General Corporation Law of the State of New Mexico applicable to the Merger, this Agreement or the transactions contemplated hereby, and no other takeover law in effect on the date hereof that could affect the ability of Parent or Acquisition Sub to consummate the transactions contemplated hereby or thereby or have, either individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect.

                                    Article 5
                                    COVENANTS

     Section 5.01 Conduct of Businesses Pending Closing. During the period from the date of this Agreement and continuing until the Effective Time, the Company and Parent each agree as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, Section 5.01 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or to the extent that the other party shall otherwise consent in writing):

            (a) Each party and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use its best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Each party will, and will cause each of its subsidiaries to, (i) use its best efforts to preserve its business intact, keep available the services of all of its present officers, employees, agents and representatives, and preserve the goodwill of all suppliers, customers, clients and others having business relations with it or any of its subsidiaries; (ii) maintain its corporate existence and good standing in its state of incorporation; (iii) keep and maintain in good condition, repair and working order all buildings, offices, stores and other structures and all machinery, tools, equipment, fixtures and other property of it and its subsidiaries and observe and conform to all material terms and conditions upon or under which any of their properties is held; and (iv) continue and maintain in full force and effect all insurance now maintained and promptly proceed with the repair, restoration or replacement of any asset or property damaged or destroyed by fire or other casualty after the date hereof, whether insured or uninsured, subject to the rights, if any, of the lessors or mortgagees thereof, covenant, consider the following:

            (b) No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party or subsidiary propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries.

            (c) No party shall, nor shall any party permit any of its subsidiaries to, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and disclosed in Section 3.02 and Section 4.02, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof, other than the issuance of Company Shares or Parent Common Shares, as the case may be, upon the exercise of stock options pursuant to Company Stock Plans or Parent Stock Plans and upon the exercise or conversion of other Company options, warrants or rights, in each case outstanding on the date of this Agreement and in accordance with their present terms.

            (d) No party shall amend or propose to amend its charter or bylaws.

            (e) No party shall, nor shall any party permit any of its subsidiaries to, acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to such party and its subsidiaries taken as a whole, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

            (f) No party shall, nor shall any party permit any of its subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

            (g) No party shall, nor shall any party permit any of its subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of any party and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice.

            (h) No party shall change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

            (i) No party shall, nor shall any party permit any of its subsidiaries to, agree to take any of the foregoing actions or take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article 6 not being satisfied.

            (j) Each of the parties shall give prompt notice to the other party of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Article 3 or Article 4; and (iii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries, taken as a whole.

            (k) The parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     Section 5.02 Additional Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that it will not, without the prior written consent of Parent, except as required by law (i)enter into, adopt, amend or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or executive officers or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 5.03 Additional Covenants of Parent

            (a) During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its subsidiaries that it will not, without the prior written consent of the Company, except as contemplated by this Agreement or required by law (i) enter into, adopt, amend or terminate any Parent Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between Parent and one or more of its directors or executive officers or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Parent, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

            (b) At or prior to the Effective Time, Parent shall cause two persons designated by the Company to be named to the board of directors of Parent.

            (c) At or prior to the Effective Time, Parent shall enter into employment or consulting agreements with the persons designated in Section 5.03(c) of the Company Disclosure Schedule, on such terms and conditions as are reasonably satisfactory to the Company and such persons.

     Section 5.04 Access to Information. Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

     Section 5.05 Further Action; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) such actions as may be required to be taken under the Securities Act and applicable state securities or Blue Sky laws in connection with the issuance of Series D Preferred Shares of Parent contemplated hereby and (ii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 5.06 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement, substantially in the form attached as Exhibit 5.07 hereto.

     Section 5.07 Indemnification and Insurance

            (a) In the event of any  threatened or actual claim,  action,  suit,
proceeding  or  investigation,   whether  civil,   criminal  or  administrative,
including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and from and after the Effective Time each of the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees, whether such fees and disbursements were incurred in an action between the parties to this agreement or in an action brought by or involving a third party), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Parent after the Effective Time, shall pay all fees and expenses of such counsel for the Managers promptly, as statements therefore are received, and (ii) the Company, or the Surviving Corporation and Parent after the Effective Time, will use their respective best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Parent shall have no obligation hereunder to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law. Any Manager wishing to claim indemnification under this Section 5.07(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation and Parent, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, unless the indemnifying party is actually and materially prejudiced thereby).

            (b) Parent and Acquisition Sub agree that all rights to indemnification existing in favor of the Managers as provided in the Company's Articles of Incorporation or Bylaws as in effect as of the date hereof, and in any agreement between the Company and any Manager with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years. Parent shall cause to be maintained in effect for not less than six years after the Effective Time, policies of directors' and officers' liability insurance (of at least the same coverage and amounts containing terms and conditions which are no less advantageous than the terms and conditions contained in similar policies maintained by Parent for Parent's directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time to the extent available.

            (c) The provisions of this Section 5.07 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

     Section 5.08 Certain Benefits

            (a) Each of Parent and Acquisition Sub acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of the Company (to the extent such concept is applicable) for the purposes of all agreements, contracts, plans, programs, policies or arrangements of the Company described in Section 5.08 of the Company Disclosure Schedule or the Company Financial Statements. From and after the Effective Time, Parent and its subsidiaries (including the Surviving Corporation) will honor in accordance with their terms all employee benefit plans and employment, severance and consulting agreements described in Section 5.08 of the Company Disclosure Schedule or in the Company Financial Statements between the Company or any of its subsidiaries and any officer, director, or employee of the Company or any of its subsidiaries in effect prior to the Effective Time; provided, however, that nothing herein shall preclude any changes effected on a prospective basis to any employee benefit plan.

            (b) Parent shall maintain, or shall cause the Surviving Corporation to maintain, for a period of two (2) years after the Closing Date, without interruption, employee compensation and benefit plans, programs, and policies, and fringe benefits (including post-employment health and welfare benefits) that will provide benefits to employees who continue employment that are in the aggregate no less favorable than those provided pursuant to such employee compensation and benefit plans, programs, and policies, and fringe benefits of the Company or any of its subsidiaries as in effect on the Closing Date. Parent agrees to honor, or cause the Surviving Corporation to honor, all Company Benefit Plans pursuant to their terms. Employees who continue employment shall be given credit for all service with the Company (or service credited by the Company for similar plans, programs, or policies) under all employee benefit and fringe benefit plans, programs, and policies of the Surviving Corporation or Parent in which they become participants for all purposes other than benefit accrual under tax-qualified defined parent plans that would provide a duplication of benefits to employees. If employees of the Company become eligible to participate in a medical, dental, or health plan of Parent or any of its subsidiaries, Parent shall cause such plans to (1) waive any preexisting condition limitations for conditions covered under the applicable medical, health, or dental plans of the Company (the "Company Welfare Plans") and (2) honor any deductible and out-or-pocket expenses incurred by the employees and their beneficiaries under the Company Welfare Plans during the portion of 2000 preceding the date in which they become participants. If employees of the Company or any of its subsidiaries become eligible to participate in a group term life insurance plan maintained by Parent or any of its subsidiaries, Parent shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the life insurance plan of the Company.

     Section 5.09 Brokers or Finders. Each of Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Parent and the Company agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                                    Article 6
                                   CONDITIONS

     Section 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) The issuance of Series D Preferred Shares of Parent pursuant to the Merger and the other terms of this Agreement shall have been approved by all necessary corporate action of Parent.

            (b) Other than the filing provided fo by Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity, and all required third party consents, the failure to obtain which would have a Parent Material Adverse Effect (including for this purpose the Surviving Corporation as a subsidiary of Parent), shall have been filed, occurred or been obtained. Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Shares pursuant to the Merger and the other terms of this Agreement.

            (c) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger and shall be in effect.

     Section 6.02 Conditions of Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to effect the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Parent and Acquisition Sub:

            (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Company Material Adverse Effect.

            (b) From the date of this Agreement through the Closing Date, except as set forth in Section 3.07 of the Company Disclosure Schedule, the Company shall not have suffered any Company Material Adverse Effect (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

            (c) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where any failures to perform would not, in the aggregate, have a Company Material Adverse Effect.

            (d) At the Closing, the Company shall have furnished Parent with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement, and (ii) the resolution duly adopted by the holders of Company Shares approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company.

            (e) At the Closing, the Company shall have furnished Parent with an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Parent and its counsel, to the effect that:

                   (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota;

                   (ii) the Company has the corporate power to carry on its businesses as they are being conducted on the Closing Date;

                   (iii) the authorized capital stock of the Company consists of
                         One Million (1,000,000) shares of capital stock, of which 250,000 shares are Class A (Voting) Common Shares 250,000 shares are Class B (Non-voting) Common Shares, and 500,000 shares are undesignated as to class or series, and the 702 Company Shares issued and outstanding on the date hereof are validly issued and outstanding, fully paid and non-assessable, and that between the date hereof and the Closing Date no additional Company Shares have been issued and none of such issued and outstanding Shares were issued in violation of any preemptive rights of shareholders of the Company;

                   (iv) the Company has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                   (v) the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement by the Company will not, constitute (A) a breach or violation of, or a default under, the charter or bylaws of the Company, or (B) a breach, violation impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to the Company or its properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of the Company or to which the Company is subject and in each case known to such counsel;

                   (vi) all filings required to be made by the Company prior to the Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by the Company prior to the Effective Time from, governmental and regulatory authorities of the United States and the State of Minnesota in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company, have been so made or obtained, as the case may be;

In rendering the foregoing opinion (the "Primary Company Opinion"), such counsel may rely on certificates of officers and other agents of the Company and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Minnesota, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Parent and its counsel, provided such reliance is expressly noted in the Primary Company Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Primary Company Opinion.

     All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to Parent, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

     Section 6.03 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the
Company:

            (a) The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Parent Material Adverse Effect.

            (b) From the date of this Agreement through the Closing Date, except as set forth in Section 4.07 of the Parent Disclosure Schedule, Parent shall not have suffered any Parent Material Adverse Effect (other than changes generally affecting the industries in which Parent operates, including changes due to actual or proposed changes in law or regulation).

            (c) Parent shall have performed all obligations, including but not limited to those obligations described in Section 5.03, required to be performed by it under this Agreement at or prior to the Closing Date, except where any failures to perform would not, in the aggregate, have a Parent Material Adverse Effect.

            (d) At the Closing, Parent and Acquisition Sub shall have furnished the Company with copies of resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, such resolutions to be certified by the Secretary or Assistant Secretary of Parent.

            (e) At the Closing, the Parent shall have furnished the Company with an opinion, dated the Closing Date, of counsel to the Parent and Acquisition Sub, in form and substance satisfactory to the Company and its counsel, to the effect that:

                   (i) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico;

                   (ii) Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and each of Parent's other subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                   (iii) each of  Parent  and each of its  subsidiaries  has the corporate power to carry on its businesses as they are being conducted on the Closing Date;

                   (iv) the authorized capital stock of Parent consists of Fifty Million (50,000,000) Parent Common Shares and Five Hundred Thousand (500,000) Parent Preferred Shares. All Parent Common Shares and Parent Preferred Shares issued and outstanding on the Closing Date including, without limitation, the Series D Preferred Shares issued pursuant to the Merger, are validly issued and outstanding, fully paid and non-assessable and that between the date hereof and the Closing Date no additional Parent Common Shares or Parent Preferred Shares have been issued (except for the Series D Preferred Shares issued pursuant to the Merger) and none of such issued and outstanding shares were issued in violation of any preemptive rights of stockholders of Parent;

                   (v) Parent and Acquisition Sub has each taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of the each, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                   (vi) the execution and delivery of this Agreement by each of the Parent and Acquisition Sub do not, and the consummation of the transactions contemplated by this Agreement by each will not, constitute (A) a breach or violation of, or a default under, the charter or bylaws of either, or (B) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either or their respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which either is subject and in each case known to such counsel;

                   (vii) all  filings  required  to be made by each prior to the
                         Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by each prior to the Effective Time from, governmental and regulatory authorities of the United States and the State of Minnesota in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by each, have been so made or obtained, as the case may be.

In rendering the foregoing opinion (the "Primary Parent Opinion"), such counsel may rely on certificates of officers and other agents of Parent or Acquisition Sub and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than New Mexico, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Parent and its counsel, provided such reliance is expressly noted in the Primary Parent Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Primary Parent Opinion.

     All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to the Company, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.


                                    Article 7
                            TERMINATION AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Parent:

            (a) by mutual consent of Parent and the Company;

            (b) by either Parent or the Company if the Merger shall not have been consummated before March 31, 2001 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

            (c) by either  Parent or the Company if (i) the  conditions  to such party's obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

     Section 7.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Section 5.04 and Section 5.09. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

     Section 7.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    Article 8
                             POST CLOSING COVENANTS

     Section 8.01 Stockholders Meeting. As soon as practicable after the Closing Date, Parent shall duly call, give notice of, convene and hold a meeting of its stockholders (which meeting shall be held no more than 75 days after the Closing
Date) for the purpose of voting upon the conversion of the Series D Preferred Shares into Parent Common Shares and related matters and the issuance of Parent Common Shares upon conversion of the Series D Preferred Shares. Parent agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain the approval of Parent's stockholders of the conversion of the Series D Preferred Shares into Parent Common Shares and related matters and the issuance of Parent Common Shares upon conversion of the Series D Preferred Shares including, without limitation, (i) the prompt preparation and filing with the SEC of a Proxy Statement with the SEC relating to the meeting of Parent's stockholders to be held in connection with the conversion of the Series D Preferred Shares into Parent Common Shares and related matters (the "Proxy Statement"), and (ii) such actions as may be required to have the Proxy Statement cleared by the SEC as promptly as practicable, including by responding promptly to any SEC comments with respect thereto. Parent shall, through its Board of Directors, recommend to its stockholders approval of such matters, shall use its best efforts to hold such meeting as soon as practicable after the Closing Date, and shall use its best efforts to secure the approval of its stockholders for such matters.

     Section 8.02 Information in Disclosure Documents. Parent covenants that the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder (including that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading).

     Section 8.03 Listing of Shares on Nasdaq. After the Closing, Parent agrees to use its best efforts to cause the Parent Common Shares issuable upon conversion of the Series D Preferred Shares to be listed on the Nasdaq National Market, subject to official notice of issuance.

     Section 8.04 Income Tax Returns. In filing federal tax returns at any time, each of Parent, the Company and Acquisition Sub will take consistent filing positions to the effect that for federal income tax purposes the Merger qualifies as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and no shareholder is required to recognize income gain or loss with respect thereto.

                                    Article 9
                                  MISCELLANEOUS

     Section  9.01   Non-survival  of   Representations   and  Warranties.   The
representations and warranties made herein shall not survive beyond the Effective Time.

     Section 9.02 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to Parent or Acquisition Sub, to

                                  Realco, Inc.
                                    1650 University Blvd. NE, Suite 5-100
                                    Albuquerque, New Mexico 87102
                                    Attention: James A. Arias
                                    Telephone:       (505) 242-4561
                                    Facsimile:       (505) 242-6788



(b)      if to the Company, to

                                    Equity Securities Investments, Inc.
                                    130 Cheshire Lane , Suite 103
                                    Minneapolis, Minnesota 55305
                                    Attention: Edward S. Adams and
                                                 Laurence S. Zipkin
                                    Telephone:       (612) 476-6633
                                    Facsimile:       (612) 476-8447

                           with a copy to

                                    Eric O. Madson, Esq.
                                    Robins, Kaplan, Miller & Ciresi L.L.P.
                                    2800 LaSalle Plaza
                                    800 LaSalle Avenue
                                    Minneapolis, Minnesota 55402
                                    Telephone:       (612) 349-8500
                                    Facsimile:       (612) 339-4181

     Section 9.03 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.05 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation the Letter of Agreement dated October 9, 2000 between the Parent and the Company (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Parent may cause Acquisition Sub to assign its rights and obligations to Parent or any other wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition Sub of its obligations hereunder if such assignee does not perform such obligations.

     Section 9.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Mexico without regard to any applicable principles of conflicts of law.

     Section 9.07 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 9.09 Publicity. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

     Section 9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Section 5.07 and Section 5.08 hereof. Parent shall cause Acquisition Sub to perform its obligations hereunder.

     IN WITNESS WHEREOF, the Company, Parent and Acquisition Sub have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                            EQUITY SECURITIES INVESTMENTS, INC.


                            By        /s/ Edward S. Adams
                                     -----------------------
                            Name:    Edward S. Adams
                            Title:   President


                            REALCO, INC.


                            By       /s/ James A. Arias
                                     ----------------------
                            Name:    James A. Arias
                            Title:   President, Chief Executive Officer and
                            Chairman of the Board of Directors


                            ESI ACQUISITION SUB, INC.


                            By       /s/ James A. Arias
                                     --------------------
                            Name:    James A. Arias
                            Title:   President